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                                                    News Release
                                                    ------------
                                                    Investor Contact:
                                                    Joan Bates
                                                    jbates@devry.com
                                                    630-574-1949

                                                    Media Contact:
                                                    Sarah Komuniecki
                                                    Dresner Corporate Services
                                                    skomuniecki@dresnerco.com
                                                    312-780-7208




              DeVry Inc. Announces Planned Leadership Change

        OAKBROOK TERRACE, Ill., February 24, 2006 -- DeVry Inc. (NYSE: DV), an international higher education company, today announced that Ronald L. Taylor, DeVry's chief executive officer, would become senior advisor to the company, and Daniel M. Hamburger, the company's president and chief operating officer, would succeed him as chief executive officer, effective following the annual meeting of shareholders on November 15, 2006.

        At the board meeting held on February 23, 2006, Taylor, DeVry's co-founder and chief executive officer, provided notice to the board of directors of his intent to transition to the role of senior advisor, in accordance with provisions of the 2002 Employment Agreement between Taylor and the company dated as of July 1, 2002. Taylor will assist in the transition of responsibilities and will continue to serve on DeVry's board of directors.


        "I am honored to have worked with the many dedicated individuals who serve students in all of our operations. Although DeVry has faced challenges over the last several years, together we have set the standard for delivering high-quality, career-oriented education and have done so with accountability and a focus on creating long-term shareholder value," said Taylor. "Over the last several years, Daniel has directed our turnaround efforts and we have worked together to build a superior management team. I am very confident in his leadership abilities and the future prospects for the company."

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        Taylor co-founded Keller Graduate School of Management (KGSM) with
Dennis J. Keller in 1973, and in 1987 they purchased DeVry Institute of Technology. In 1991, DeVry became the first post-secondary education company to be publicly traded. Under Taylor's leadership as president and chief operating officer, DeVry posted annual earnings per share growth of 20 percent or more every year from 1991 until 2001. Hamburger, 42, joined DeVry in November 2002 as executive vice president. He became president and chief operating officer of the company in July 2004.

	"The board accepted Ron's decision to transition to the senior advisor role with tremendous pride and appreciation for his record of accomplishment and impact on both DeVry and the education industry. His leadership was critical in developing the high-quality programs that have come to be hallmarks of the DeVry organization," said Dennis J. Keller, DeVry's board chair.
"I have every confidence that Daniel, who has worked closely with Ron for three and a half years, will continue the positive growth and development of DeVry."

        DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University, Deaconess College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degrees. Deaconess College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devryinc.com.

Certain statements contained in this release, including those that affect DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2005 filed with the SEC September 13, 2005, especially in the section entitled "Forward Looking Statements" at the beginning of Part I and in the subsections of "Item 1 - Business" entitled "Competition," "Student Recruiting," "Accreditation and Approvals," "Tuition and Fees," "Financial Aid and Financing Student Education," and "Career Services," and "Faculty."